UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2024

FIVE9, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36383	94-3394123
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Bishop Drive, Suite 350

San Ramon, CA 94583

(Address of Principal Executive Offices) (ZIP Code)

Telephone: (925) 201-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FIVN	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Notes and the Indenture

On March 1, 2024, Five9, Inc. (the “Company”) issued $747.5 million principal amount of its 1.00% Convertible Senior Notes due 2029 (the “Notes”). Pursuant to the purchase agreement between the Company and the initial purchasers of the Notes, the Company granted the initial purchasers an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $97.5 million principal amount of Notes. The Notes issued on March 1, 2024 include $97.5 million principal amount of Notes pursuant to the full exercise by the initial purchasers of such option.

The Notes are senior unsecured obligations of the Company and are (i) equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; (ii) senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; (iii) effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and (iv) structurally junior to all indebtedness and other liabilities.

The net proceeds from this offering were approximately $728.8 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $304.9 million of the aggregate net proceeds from this offering to repurchase approximately $313.1 million aggregate principal amount of its outstanding 0.500% Convertible Senior Notes due 2025 (the “2025 Notes”). The Company also used approximately $93.4 million of the net proceeds of the offering of the Notes to pay the cost of the Capped Call Transactions described below. The Company intends to use the remainder of the net proceeds from the offering for working capital and other general corporate purposes.

The Notes were issued pursuant to, and are governed by an Indenture, dated March 1, 2024 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The Notes will mature on March 15, 2029, unless earlier converted, redeemed or repurchased in accordance with their terms. The Notes will bear interest from March 1, 2024 at a rate of 1.00% per year payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2024. The Notes will be convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding December 15, 2028, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2024 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “Measurement Period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate in effect on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after December 15, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture. The initial conversion rate for the Notes will be 12.5918 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $79.42 per share of the Company’s common stock. The initial conversion price represents a premium of approximately 30% to the $61.09 per share closing price of the Company’s common stock on The Nasdaq Global Market on February 27, 2024.

The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In connection with certain corporate events or if the Company issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or during the relevant redemption period.

The Company may not redeem the Notes prior to March 22, 2027. The Company may redeem for cash all or from time to time any portion of the Notes (subject to certain limitations), at its option, on or after March 22, 2027 and prior to December 15, 2028, if the last reported sale price of its common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which it provides notice of redemption at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. However, the Company may not redeem less than all of the outstanding Notes unless at least $100.0 million aggregate principal amount of Notes are outstanding and not called for redemption at the time the redemption notice is sent. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

If an event of default, as defined in the Indenture, occurs and is continuing (other than specified events of bankruptcy, insolvency or reorganization with respect to the Company), the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of and accrued and unpaid interest, if any, on all of the outstanding Notes to be due and payable. If an event of default relating to specified events of bankruptcy, insolvency or reorganization with respect to the Company occurs, 100% of the principal of and accrued and unpaid interest on all of the outstanding Notes will automatically become due and payable.

The description of the Indenture contained herein is qualified in its entirety by reference to the text of the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Capped Call Transactions

In connection with the offering of the Notes, on February 27, 2024, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with one or more of the initial purchasers or other financial institutions and/or their affiliates (the “Option Counterparties”). In addition, on February 28, 2024, in connection with the initial purchasers’ full exercise of their option to purchase Option Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions are expected generally to reduce the potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price. The cap price of the Capped Call Transactions will initially be $122.18 per share, which represents a premium of 100% over the last reported sale price of the Company’s common stock of $61.09 per share on February 27, 2024, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The foregoing description of the Capped Call Transactions contained herein is qualified in its entirety by reference to the text of the form of capped call confirmation relating to the Capped Call Transactions filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

In connection with the repurchase of the 2025 Notes, the Company unwound a corresponding portion of Capped Call Transactions that it executed in connection with the issuance of the 2025 Notes with the financial institution counterparties to such Capped Call Transactions and received proceeds of approximately $0.5 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), and for initial resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions based in part on representations made by the initial purchasers in the purchase agreement pursuant to which the Company sold the Notes to the initial purchasers. Neither the Notes nor the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have been registered under the Securities Act and these securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Initially, a maximum of 12,235,977 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 16.3692 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

4.1	Indenture, dated as of March 1, 2024, between Five9, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 1.00% Convertible Senior Notes due 2029 (included in Exhibit 4.1).

10.1	Form of Capped Call Confirmation.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE9, INC.

Dated: March 1, 2024	By:	/s/ Barry Zwarenstein
	Name:	Barry Zwarenstein
	Title:	Chief Financial Officer